99.1

News Release

TSX, NYSE-MKT Symbol: NCQ

NovaCopper Files NI 43-101 Technical Report on the Bornite Project, Alaska

April 1, 2014 - Vancouver, British Columbia - NovaCopper Inc. (TSX, NYSE-MKT: NCQ) ("NovaCopper” or "the Company”) is pleased to announce that it has filed a National Instrument 43-101 (“NI 43-101”) compliant technical report (the “Report”) titled “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA.” The effective date of this report is April 1, 2014. The report was compiled by Mr. Bruce Davis, FAusIMM, the president of BD Resource Consulting Inc., Mr. Robert Sim P.Geo., of Sim Geological Inc., and Mr. Jeff Austin, P.Eng., of International Metallurgical and Environmental Inc. and describes the potential in-pit and below-pit resources previously announced by the Company on March 18, 2014. The Report has been filed on SEDAR and EDGAR and is also available on the Company’s website at www.novacopper.com.

The Bornite Project is located in the highly prospective Ambler mining district of northwestern Alaska. Highlights of the technical report are as follows:

Highlights:

•	At a base case 0.50% copper cutoff grade, the Bornite Project is estimated to contain in-pit Indicated Resources of 14.1 million tonnes at 1.08% copper for 334 million pounds of contained copper (see Table 1 for details).
•	At a base case 0.50% copper cutoff grade, the Bornite Project is estimated to contain in-pit Inferred Resources of 109.6 million tonnes at 0.94% copper for 2.3 billion pounds of contained copper (see Table 1 for details).
•	At a base case 1.50% copper cutoff grade, the Bornite Project contains below-pit Inferred Resources of 55.6 million tonnes at 2.81% copper for 3.4 billion pounds of contained copper (see Table 2 for details).
•	Contained copper in Indicated resources have increased from 179 to 334 million pounds which constitutes an 87% increase in contained metal.
•	Contained copper in Inferred resources have risen from 3,292 to 5,696 million pounds which constitutes a 73% increase in contained metal.

Table 1: Bornite Deposit – In-Pit Mineral Resource Estimate

Indicated				Inferred
Cutoff % Cu	Tonnes (millions)	Grade % Cu	Contained Cu (lbs, millions)	Tonnes (millions)	Grade % Cu	Contained Cu (lbs, millions)
0.35	16.8	0.97	360	123.4	0.88	2,389
0.40	16.1	1.00	354	119.8	0.89	2,359
0.45	15.1	1.04	345	115.4	0.91	2,319
0.50	14.1	1.08	334	109.6	0.94	2,259
0.55	12.9	1.13	321	102.8	0.96	2,180
0.60	11.8	1.18	307	95.2	0.99	2,086
•	Base Case cutoff grade of 0.50% Cu is highlighted in table.
•	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
•	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves. See “Cautionary Note to United States Investors.”
•	Inferred resources have a great amount of uncertainty as to their existence and whether they can be mined legally or economically. It cannot be assumed that all or any part of the Inferred resources will ever be upgraded to a higher category.

Table 2: Bornite Deposit – Below-Pit Mineral Resource Estimate

Inferred
Cutoff % Cu	Tonnes (millions)	Grade % Cu	Contained Cu (lbs, millions)
0.5	264.5	1.27	7,418
1.0	113.6	1.99	4,972
1.5	55.6	2.81	3,437
2.0	40.9	3.21	2,887
2.5	32.0	3.48	2,448
3.0	22.3	3.79	1,859
•	Base Case cutoff grade of 1.5% Cu is highlighted in table.
•	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves. See “Cautionary Note to United States Investors.”
•	Inferred resources have a great amount of uncertainty as to their existence and whether they can be mined legally or economically. It cannot be assumed that all or any part of the Inferred resources will ever be upgraded to a higher category.

The Company is not aware of any environmental, permitting, legal, title, taxation, social-political, marketing or other issue which may materially affect this estimate of mineral resources. The estimates presented in the Technical Report constitute forward-looking statements and readers are urged not to place undue reliance on such forward-looking statement. Additional cautionary and forward-looking statement information is detailed at the end of this press release.

Qualified Persons

Erin Workman, P.Geo., Director of Technical Services for NovaCopper Inc., is a Qualified Person as defined by NI 43-101. Ms. Workman has reviewed the technical information in this news release and approves the disclosure contained herein. Bruce Davis, FAusIMM, of BD Resource Consulting Inc., Robert Sim, P.Geo., of Sim Geological Inc., and Jeff Austin, P.Eng., of International Metallurgical and Environmental Inc., and each a qualified person as defined by NI 43-101 have also reviewed the technical information in this news release and approve the disclosure contained herein.

Neither Bruce Davis of BD Resource Consulting Inc., Robert Sim of Sim Geological Inc., nor Jeff Austin of International Metallurgical & Environmental Inc., nor any associates employed in the preparation of the Bornite Project resource estimation have any beneficial interest in NovaCopper. These Consultants are not insiders, associates, or affiliates of NovaCopper. The information in this press release is not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between NovaCopper and the Consultants. The Consultants were retained by NovaCopper to prepare the Bornite Project resource estimate and are to be paid a fee for their work in accordance with normal professional consulting practices.

About NovaCopper

NovaCopper Inc. is a base metals exploration company focused on exploring and developing the Ambler mining district in Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler district – the Arctic VMS deposit and the Bornite carbonate replacement deposit. A National Instrument 43-101-compliant Preliminary Economic Assessment for the Arctic Deposit, completed in July 2013, identified a polymetallic open-pit project with the Net Present Value of $930 and $535 million on the pre-tax and after-tax bases, respectively using an 8% discount rate and long-term metal prices of $2.90/lb copper, $0.85/lb zinc, $0.90/lb lead, $22.70/oz silver and $1,300/oz gold. The Preliminary Economic Assessment is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as reserves. There is no certainty the Preliminary Economic Assessment will be realized. Both deposits are located within NovaCopper’s land package that spans approximately 143,000 hectares. NovaCopper has an agreement with NANA Regional Corporation, Inc., an Alaskan Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with the local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

More information on the Company, its properties and its management team is available on the Company’s website at www.novacopper.com.

NovaCopper Contact:

Patrick Donnelly

Vice President, Corporate Communications

patrick.donnelly@novacopper.com

604-638-8088 or 1-855-638-8088

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating to the future operating or financial performance of NovaCopper, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration results and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaCopper's expectations include the uncertainties involving the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in NovaCopper’s Annual Report on Form 10-K for the year ended November 30, 2013 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other NovaCopper reports and documents filed with applicable securities regulatory authorities from time to time. NovaCopper's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NovaCopper assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101”) and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.